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                                                                     Exhibit (j)







                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 21, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of State Street Navigator Securities Lending Prime Portfolio which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Service Providers" in such Registration Statement.



PricewaterhouseCoopers LLP



Boston, Massachusetts
July 15, 2002